NEWS RELEASE
Grey Wolf, Inc. and Basic Energy Services, Inc. Agree to Combine in “Merger of Equals” Transaction

Merger Highlights:

♦	The merger creates a more diverse energy services company with expanded growth opportunities through enhanced scale, broader geographic reach, balanced commodity exposure and expansion of service offerings

♦	The “new” Grey Wolf will be led by a combination of both companies’ seasoned management teams
	–	Tom Richards from Grey Wolf will be Chairman
	–	Ken Huseman from Basic Energy Services will be Chief Executive Officer
	–	David Crowley from Grey Wolf will be President and Chief Operating Officer
	–	Alan Krenek from Basic Energy Services will be Executive Vice President and Chief Financial Officer

♦	The 9-member Board of Directors will have representation approximately proportionate to ownership with 5 directors nominated by Grey Wolf and 4 nominated by Basic Energy Services

♦	The shareholders of both companies will receive a combination of shares in the new company and cash

HOUSTON, TEXAS, April 21, 2008 (BUSINESS WIRE) — Grey Wolf, Inc. (“Grey Wolf”) (AMEX:GW) and Basic Energy Services, Inc. (“Basic Energy Services”) (NYSE:BAS) today announced that their Boards of Directors have approved a definitive agreement to combine the two businesses in a “merger of equals”. Based upon closing prices for each company’s common stock as of April 18, 2008, the estimated enterprise value of the combined company would be approximately $2.9 billion. The combined company will be named Grey Wolf, Inc., have its corporate offices in Houston, establish incorporation in the state of Delaware and trade on the New York Stock Exchange under the symbol “GW”.
Under the terms of the agreement, Grey Wolf shareholders will receive $1.82 in cash and 0.2500 shares of new Grey Wolf for each share of Grey Wolf they currently own. Based on this exchange ratio, each stockholder of Grey Wolf will receive one share of new Grey Wolf for each four shares of Grey Wolf in addition to the cash consideration. Basic Energy Services shareholders will receive $6.70 in cash and 0.9195 shares of new Grey Wolf for each share of Basic Energy Services they currently own. The total number of shares outstanding of the combined company, which is reflective of the above exchange ratios applied to both companies’ respective current shares outstanding, will be approximately 85 million shares. Pro forma net debt as of December 31, 2007 will be approximately $960 million. The combined company intends to dedicate a substantial amount of its free cash flow to the repayment of the debt while at the same time fully funding and implementing its significant, value-adding growth initiatives.
The greater financial strength of the combined company will enable it to return approximately $600 million in cash to the combined shareholder base while retaining financial flexibility to invest for future growth. The financing will be provided by affiliates of UBS Investment Bank and Goldman, Sachs & Co.. The cash is being issued to the two sets of shareholders proportionate to pro forma ownership of the combined company, which will be approximately 54% owned by current Grey Wolf shareholders and 46% owned by current Basic Energy Services shareholders.
The combination will create an organization with approximately 7,500 personnel, providing a broad range of drilling and oilfield well services. The combined company will have 395 well servicing and 130 drilling rigs as well as a suite of other oilfield service assets, pro forma sales and EBITDA of approximately $1,784 million and $632 million, respectively (for the full year ending 12/31/07). Pro forma sales (for the full year ending 12/31/07) would be approximately 53% from contract drilling, 19% from well servicing, 15% from fluid services and 13% from completion and remedial services.
Current Grey Wolf Chairman, President and CEO, Thomas P. Richards, who will serve as Grey Wolf, Inc.’s Chairman following the merger, said: “This is an exciting opportunity for our shareholders, our customers and our people. Grey Wolf’s premium land drilling rig fleet complements Basic Energy Service’s premium land-based well servicing equipment. With approximately 50% of Basic Energy Service’s business focused on oil and approximately 95% of Grey Wolf’s business focused on natural gas, this transaction results in a company with a diversified revenue stream in terms of exposure to oil and gas opportunities, involvement through the life of the well from drilling to production to well abandonment and a very broad geographic coverage, all of which is consistent with our stated strategic goal. We are confident that our valued customers will respond positively to this merger with the combined company’s enhanced ability to satisfy their needs. Grey Wolf has an outstanding management team, as well as operational and support staff, which when combined with Basic Energy Services’ organization, will produce a best-in-class team.”
Ken Huseman, who will serve as Chief Executive Officer of Grey Wolf, Inc. after the merger, said, “This combination achieves the goal of moving Basic Energy Services forward in achieving a size which allows the combined company to compete effectively for expansion opportunities anywhere in the world while continuing to build upon the existing footprint of both companies. The expanded operational capability of a more diversified company will produce significant benefits for our customers and provide substantial growth opportunities for our people. In addition, the cash consideration allows us to provide each companies’ shareholders with a meaningful financial return without unduly limiting the growth potential for the combined entity. This is an ideal fit for the stakeholders in both companies.”
Following the merger, in addition to the executive officers listed above, Bob Proffit, current Senior Vice President, Human Resources of Grey Wolf, will assume the role of Senior Vice President, Administration at the combined company and Spencer Armour, current Senior Vice President, Corporate Development of Basic Energy Services, will remain in the same role at the combined company. Operating level officers for both companies will continue in their current roles.
Timing
The transaction is expected to close in the third quarter of 2008. Completion of the transaction is subject to shareholder approval at both Grey Wolf and Basic Energy Services, receipt of financing proceeds, regulatory approvals and other customary conditions. DLJ Merchant Banking Partners III, L.P. and its affiliated funds, holders of approximately 44% of the outstanding shares of Basic Energy Services, have entered into a voting agreement agreeing to vote in favor of the transaction.
Advisors
UBS Investment Bank is acting as exclusive financial advisor to Grey Wolf and Goldman, Sachs & Co. is acting as exclusive financial advisor to Basic Energy Services. Simmons & Company International provided a fairness opinion to the Board of Grey Wolf. Tudor, Pickering, Holt & Co. provided a fairness opinion to the Board of Basic Energy Services. Porter & Hedges, L.L.P. and Gardere Wynne & Sewell, LLP are acting as legal counsel to Grey Wolf, and Davis Polk & Wardwell and Andrews Kurth LLP are acting as legal counsel to Basic Energy Services.
Conference Call
The senior management of Grey Wolf and Basic Energy Services will host a conference call on Monday, April 21, 2008 at 11:00 a.m. Eastern Daylight Time. All individuals interested in participating in the conference call should dial (800) 761-5415 domestically or (212) 231-2900 internationally 15 minutes prior to the starting time. The reservation number is 21381162. A replay of the call will be available for 48 hours after the call. The telephone number for the replay of the call is (800) 633-8284 domestically or (402) 977-9140 internationally and the access code is 21381162.
About Basic Energy Services
Founded in 1992, Basic Energy Services has grown to be the nation’s third largest well servicing rig contractor with more than 4,600 employees in 11 states. From drilling to final abandonment, Basic Energy Services provides a range of well site services to America’s oil and gas drilling and producing companies that support the entire life cycle of a well. Headquartered in Midland, Texas, Basic Energy Services operates in the major oil and gas producing markets in the US including South Texas, the Texas Gulf Coast, the Ark-La-Tex region, North Texas, the Permian Basin of West Texas, the Mid Continent, Louisiana Inland Waters and the Rocky Mountains. For more information about Basic Energy Services, go to http://www.basicenergyservices.com
About Grey Wolf
Grey Wolf is the fourth largest provider of contract land drilling services in the United States. It serves major and independent oil and gas companies with a premium fleet of 121 rigs. Located in the nation’s most productive natural gas regions, it operates in South Texas, the Gulf Coast, the Ark-La-Tex, Mississippi/Alabama, Mid Continent and Rocky Mountain areas on both a daywork and turnkey basis. Grey Wolf also has two rigs deployed in Mexico. Approximately 95% of the wells drilled by Grey Wolf are targeted to natural gas. For more information about Grey Wolf, go to http://www.gwdrilling.com.
Forward Looking Statements and Additional Information
This document may include statements herein that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events or developments that Grey Wolf or Basic Energy Services expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by stockholders and regulatory agencies, the possibility that the anticipated benefits from the proposed mergers cannot be fully realized, the possibility that costs or difficulties related to integration of the two companies will be greater than expected, the impact of competition and other risk factors included in the reports filed with the SEC by Grey Wolf and Basic Energy Services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by law, neither Grey Wolf nor Basic Energy Services intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the proposed mergers, a registration statement of Horsepower Holdings, Inc. (“Holdings”), which will include proxy statements of Basic Energy Services and Grey Wolf and other materials, will be filed with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BASIC ENERGY SERVICES, GREY WOLF, HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Basic Energy Services and Grey Wolf, without charge, at the SEC’s web site at www.sec.gov, Basic Energy Service’s web site at www.basicenergyservices.com, and Grey Wolf’s web site at www.gwdrilling.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Basic Energy Services, Inc., (432) 620-5510 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
Basic Energy Services and Grey Wolf and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the mergers. Information about these persons can be found in Grey Wolf’s proxy statement relating to its 2008 annual meetings of stockholders as filed with the SEC on April 8, 2008. Information concerning beneficial ownership of Basic Energy Services stock by its directors and certain of its executive officers is included in its proxy statement dated April 5, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the joint proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

CONTACT:
Grey Wolf, Inc.
David Wehlmann, Chief Financial Officer
713-435-6100

Basic Energy Services, Inc.
Alan Krenek, Chief Financial Officer
432-620-5500

DRG&E / 713-529-6600
Jack Lascar/Sheila Stuewe

SOURCES: GREY WOLF AND BASIC ENERGY SERVICES

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com

BASIC ENERGY SERVICES, INC.
500 W. Illinois • Suite 100 • Midland, TX 79701
(432) 620-5500 — Fax (432) 620-5501
www.basicenergyservices.com

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